UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

May 31, 2006

Date of Report (Date of earliest event reported)

MILASTAR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 0-5105

DELAWARE (State or other jurisdiction of incorporation or organization)	13-2636669 (I.R.S. Employer Identification No.)

7317 West Lake Street, Minneapolis, MN 55426 (Address of principal executive offices)	(952) 929-4774 (Telephone number)

Not Applicable

Former name, former address and former fiscal year, if changed since last report.

MILASTAR CORPORATION AND SUBSIDIARIES

Item 8.01 Other Events.

On May 31, 2006, Milastar Corporation (the "Company") issued a press release announcing that its Board of Directors had unanimously approved a 1-for-250 reverse split of its common stock to be followed immediately by a 250-for-1 forward split of its common stock (the "Reverse/Forward Stock Split"). Holders of less than 250 shares of common stock immediately prior to the effectiveness of the Reverse/Forward Stock Split will receive cash presently estimated to be at least $2.34 per share. The anticipated result of the Reverse/Forward Stock Split will be to reduce the number of stockholders of record of the Company to fewer than 300. The Company intends to cease filing periodic reports with the Securities and Exchange Commission and to terminate the listing of its common stock on the OTC Bulletin Board as soon as practicable following the effectiveness of the Reverse/Forward Stock Split. The Board of Directors has approved the Reverse/Forward Stock Split based, among other factors, on its determination that the Company achieves few of the benefits of public ownership because of a lack of an active trading market for its common stock, while remaining burdened with the significant costs of being a publicly held company. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.
Number	Exhibit
99.1	Milastar Corporation Press Release, dated May 31, 2006

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this interim report to be signed on its behalf by the undersigned, there unto duly authorized.

MILASTAR CORPORATION
/s/ DENNIS J. STEVERMER
Dennis J. Stevermer
Chief Executive Officer
Dated: May 31, 2006